Page 4 IN WITNESS WHEREOF, the Parties have caused this Amendment to be duly executed as on November 11, 2021 to be effective as of the Effective Date. ACCEPTED AND AGREED TO BY: EXECUTIVE /s/ Tracy L. Porter Tracy L. Porter EMPLOYER: COMMERCIAL METALS COMPANY By: /s/ Barbara R. Smith Barbara Smith, Chairman, Chief Executive Officer and President